Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (“AMENDMENT”), is made and entered into by and between Sharps Compliance Corp., having its principle office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and David P. Tusa (hereinafter referred to as the “Executive”).

WITNESSETH

For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executed employment agreement, dated July 14, 2003 and amended on, (i) October 1, 2004 (effective June 21, 2004), (ii) August 19, 2005, (iii) June 14, 2010, (iv) December 2, 2011 (effective November 17, 2011) and (v) March 6, 2012 (effective March 1, 2012), herein defined as the “Agreement”, as follows:

The Base Salary referred to in Article 1.3.1 (as amended) of $11,538.46 per pay period (twenty-six pay periods per year) is hereby changed to $13,461.54.

IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective September 10, 2015.

EXECUTIVE:

By:	/s/ David P. Tusa
Executive

Date:	September 10, 2015

COMPANY:

By:	/s/ Diana P. Diaz
Name:	Diana P. Diaz

Title:	Vice President and Chief Financial Officer

Date:	September 10, 2015